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                                                                    EXHIBIT 3.15

                            CERTIFICATE OF FORMATION
                                       OF
                   BUILDERS FIRSTSOURCE - ATLANTIC GROUP, LLC

      This Certificate of Formation of Builders FirstSource - Atlantic Group, LLC (the "Company"), dated as of the 23rd day of December, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 De1.C. Section 18-101, et seq.),

   1. The name of the limited liability company formed hereby is Builders FirstSource - Atlantic Group, LLC.

   2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

   3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

   4. The future effective date and time of formation of the Company is 11:59 p.m. on December 31, 2003.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                            By:  /s/ Jeffrey A. Wier
                                                 ------------------------------

                                                 Jeffrey A. Wier
                                                 Authorized Person